Exhibit 23

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PricewaterhouseCoopers LLP
160 Federal Street
Boston MA 02110-9862
Telephone (617)428-8400
Facsimile (617)439-7393

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-74840, No. 33-74842, No. 333-41102, and No. 333-41100) of Detwiler, Mitchell & Co. and subsidiaries of our report dated February 26, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 7, 2003